Exhibit 10.3

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made effective as of December 11, 2025, by and between Nvni Group Limited (the “Company”) and the undersigned holder (the “Holder”) of outstanding Senior Note Due 2025 in the aggregate outstanding principal amount of $5,040,000 (the “Existing Note”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement (as defined herein).

RECITALS

WHEREAS, the Company and the Holder are party to that certain Securities Purchase Agreement, dated as of August 12, 2025 (as amended, “Purchase Agreement”), pursuant to which the Company issued to the Holder the Existing Note; and

WHEREAS, the Company and the Holder have agreed to exchange the Existing Note for a new Senior Secured Convertible Note, in the form attached hereto as Exhibit A, with an aggregate principal amount of $5,662,000 (the “Note”), convertible into ordinary shares (“Ordinary Shares”), par value $0.00001 per share (the “Conversion Shares” and, together with the Note, the “Securities”), pursuant to the terms and conditions set forth in this Agreement and in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

ARTICLE I. EXCHANGE AND AMENDED AND RESTATED WARRANTS

1.01 The Exchange. At the Closing (as defined below), the Company and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Existing Note for the Note (the “Exchange”), as described herein.

(a) Closing. The closing of the Exchange (the “Closing”) shall occur remotely via exchange of signatures on the trading day on which all conditions have been satisfied or waived (such date, the “Closing Date”).

(b) No Consideration. On the Closing Date, the Note shall be issued to the Holder with an aggregate principal amount of $5,662,000, in exchange for the Existing Note, without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Note.

(c) Delivery. In the Exchange, the Company shall, at the Closing, issue and deliver (or cause to be issued and delivered) the Note to the Holder (or in the name of a custodian or nominee of the Holder, or as otherwise requested by the Holder in writing) at the Holder’s election, in book-entry form. The Securities shall contain any restrictive legends required by the Securities Act.

(d) Tacking. The holding period of the Note for purposes of Rule 144 and Section 4(a)(1) of the Securities Act tacks on to the holding period of the Existing Note.

1.02 Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Holder the following:

(i) this Agreement duly executed by the Company;

(ii) legal opinion of Company Counsel, directed to the Holder, in form and substance reasonably acceptable to the Holder;

(iii) an ink-original Note with a principal amount equal to $5,662,000 registered in the name of such Holder, provided that such ink-original Note may be delivered promptly after such Closing by the Company, in which case the Company will provide an electronically signed version of the Note on or prior to the Closing Date;

(iv) a registration rights agreement in a form acceptable to the Holder;

(v) certificates representing or evidencing all of the share capital and other equity interests of the Company’s Subsidiaries and corresponding stock powers, and any other documents and filings required under the Note in order to grant the Holder a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Note (collectively, the “Security Documents,” and, collectively with this Agreement and the Note the “Transaction Documents”);

(vi) Intentionally Omitted.

(vii) a certificate, executed on behalf of the Company and each of the Company’s Subsidiaries, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company, approving the transactions contemplated by this Agreement and the other Transaction Documents, as applicable, certifying the current versions of the Company’s certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing this Agreement and the other Transaction Documents, as applicable, and related documents on behalf of the Company.

(a) On or prior to the Closing Date, the Holder shall deliver or cause to be delivered to the Company this Agreement duly executed by such Holder.

1.03	Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations, covenants and agreements of the Holder required to be performed at or prior to the Closing Date shall have been performed;

(ii) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Holder contained herein and in the Purchase Agreement (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date); and

(iii) the delivery by the Holder of the items set forth in Section 1.02(a) of this Agreement.

(b) The obligations of the Holder hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein and in the Purchase Agreement (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 1.02 (i) - (vii) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company; and

(v) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s Principal Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holders, makes it impracticable or inadvisable to consummate the Exchange.

1.04 Post Closing Deliverables. By February 28, 2026, the Company shall cause each Brazilian Subsidiary (as defined herein) to execute and deliver such Brazilian Security Documents (as defined herein) and other instruments and to make such filings and take such other steps that are necessary or appropriate for the Holder or the collateral agent for the holder to have a perfected, first priority security interest, Lien and pledge on substantially all of the assets and property (including real property interests) of each Brazilian Subsidiaries. In addition, by February 28, 2026, the Company shall cause each subsidiary organized in the United States (“U.S. Subsidiaries”) to execute and deliver a security agreement (“U.S. Security Documents”) in a form acceptable to the Holder and to make such filings and take such other steps that are necessary or appropriate for the Holder or the collateral agent for the holder to have a perfected, first priority security interest, Lien and pledge on substantially all of the assets and property (including real property interests) of each the U.S. Subsidiaries. For purposes hereof:

“Brazilian Subsidiaries” means, collectively, each of Nuvini S.A., Effecti Tecnologia WEB Ltda., Leadlovers Tecnologia Ltda., Ipe Tecnologia Ltda., Dataminer Dados, Informações E Documentos Ltda., OnClick Sistemas de Informação Ltda. and Simplest Software Ltda.; and

“Brazilian Security Documents” means, collectively, such security agreements, security deeds, fixed and floating charges, debentures and other security instruments that Collateral Agent reasonably requires to obtain a perfected, first prior security interest in substantially all of the assets and property of the Brazilian Subsidiaries.

“Security Documents” means the Brazilian Security Documents and the U.S. Security Documents.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holder as of the date hereof as follows:

2.01 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

2.02 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Company, and no further consent or authorization of the Company or its board of directors or shareholders is required. When executed and delivered by the Company, the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.03 Issuance of Securities. When the Conversion Shares are issued in accordance with the terms of this Agreement and the Note, the Conversion Shares shall be validly issued and outstanding, fully-paid, non-assessable and free and clear of all liens, of any pre-emptive rights and of rights of refusal of any kind.

2.04 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under the Transaction Documents.

2.05 Holding Period. Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the Note and the Conversion Shares issuable pursuant to the terms thereof tacks back to August 12, 2025, the original issue date of the Existing Note. The Company agrees not to take a position contrary to this paragraph. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any legal opinions to the Holder or the Company’s transfer agent, necessary to give effect to the foregoing. The Company represents that the exchange of Holder’s rights under the Existing Note for the Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and agrees not to take any position contrary to this paragraph.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company as of the date hereof as follows:

3.01 Organization and Standing of the Holder. Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.02 Authorization and Power. Such Holder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by such Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Holder or its board of directors or shareholders is required. When executed and delivered by such Holder, this Agreement shall constitute the valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

ARTICLE IV. MISCELLANEOUS

4.01 Disclosure of Transaction. The Company shall, on or before 5:00 pm New York time, on the first trading day following the date of this Agreement, furnish or file a Report of Foreign Private Issuer on Form 6-K or a press release describing all the material terms of the Agreement (the “Announcement”). From and after the Announcement, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its officers, directors, employees or agents in connection with the Agreement, or otherwise if applicable. In addition, effective upon the Announcement the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the Agreement, or otherwise if applicable, whether written or oral, between itself or any of its officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

4.02 Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and the Company shall hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance of the Securities.

4.03 Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holder.

4.04 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:

Nvni Group Limited

P.O. Box 10008, Pavilion East, Cricket Square

Grand Cayman, Cayman Islands KY1-1001

Attention: Pierre Schurmann

Telephone: (+55 11) 5642-3370

Email: p@nuvini.co

With a copy (for informational purposes only) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Telephone: (212) 659-7300

Attention: Greg Kramer, Esq.

E-mail: greg.kramer@haynesboone.com

If to a Holder, to its mailing address and e-mail address set forth on the Holder’s respective signature page attached hereto.

The Holder hereto may from time to time change its address for notices by giving written notice of such changed address to the Company.

4.05 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

4.06 Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN THE PURCHASE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

4.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

4.08 Survival of Purchase Agreement. All of the Company’s covenants, agreements and obligations of the Company under the Purchase Agreement shall survive the execution of this Agreement and the consummation of the Exchange.

4.09 Release. The Company, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases [ ], the Holder and each of their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “[ ] Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, arising out of the Securities Purchase Agreement, dated August 12, 2025, by and among the Company and the Holder, and the Secured Note issued pursuant thereto (collectively, the “[ ] Claims”). The Company further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative, arbitration or otherwise, to prosecute, collect or enforce any Ayrton Claim.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

Nvni Group Limited

By:
Name:	Pierre Schurmann
Title:	Chief Executive Officer

HOLDER:

[ ]

By:

Name:

Title:

Address:

Exhibit A

Form of Senior Secured Convertible Note